UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2018

Safeguard Scientifics, Inc.

(Exact Name of registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

170 North Radnor-Chester Road Suite 200 Radnor, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-293-0600

Not applicable

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2018, Safeguard Scientifics, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Mark A. Herndon. The Employment Agreement provides for the terms and conditions of Mr. Herndon’s employment with the Company and his appointment, effective as of September 21, 2018, as the Company’s Senior Vice President and Chief Financial Officer.

Mr. Herndon will be an at-will employee of the Company. Under the terms of the Employment Agreement, Mr. Herndon will receive an annual base salary equal to $250,000. In addition, Mr. Herndon will be eligible to receive a cash bonus under the Company’s Management Incentive Plan at a minimum target payout of $125,000, pro-rated for 2018, contingent on the attainment of applicable performance metrics. Mr. Herndon will also be eligible to participate in the Company’s welfare and benefit plans generally available to the Company’s executive employees.

The Employment Agreement provides that if Mr. Herndon is terminated without “cause” (as defined in the Employment Agreement), Mr. Herndon will continue to be paid his base salary for a period of six months (the “Severance Period”), which will be paid in semi-monthly installments during the Severance Period. In addition, Mr. Herndon will continue vesting through the end of the Severance Period in any equity awards granted to Mr. Herndon.

Mr. Herndon’s medical and dental insurance and other health and welfare plan benefits will terminate on the day on which his employment terminates. Mr. Herndon will receive up to six months continued coverage under the Company’s medical and health plans and certain lump sum payments with respect to dental insurance.

The summary description of the Employment Agreement contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Employment Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 7.01. Regulation FD Disclosure.

On September 18, 2018, Safeguard issued a press release announcing the appointment of Mr. Herndon as the Company’s Senior Vice President and Chief Financial Officer. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated into this item 7.01 by this reference.

The information contained in this Item 7.01, including the information set forth in the press release attached hereto and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in the Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title
99.1	Employment Agreement.
99.2	Press Release of Safeguard Scientifics, Inc., dated as of September 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEGUARD SCIENTIFICS, INC.

Date: September 18, 2018	By:	/s/ Brian J. Sisko
Name: Brian J. Sisko
Title: President and Chief Executive Officer